Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned, a director or officer of Dana Holding Corporation (“Dana”) appoints Marc S. Levin and Robert W. Spencer, Jr., and each or any one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-3 of Dana and various of its subsidiaries, relating to the shelf registration of securities of Dana as approved by resolutions adopted by the Board of Directors of Dana, and any and all amendments (including post-effective amendments) thereto, and to file the same with all exhibits thereto, and all other documents in connection therewith and all instruments necessary, appropriate or advisable to enable Dana to comply with the Securities Act of 1933 and other federal and state securities laws, and to file any such documents or instruments with the Securities and Exchange Commission, and to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall be effective as of November 17, 2014, and shall end automatically as to each undersigned upon the termination of his service as a director and/or officer of Dana Holding Corporation.

Name	Position	Date
/s/ Joseph C. Muscari	Chairman; Director	November 17, 2014
Joseph C. Muscari

/s/ Roger J. Wood	President and Chief Executive Officer;	November 17, 2014
Roger J. Wood	Director (Principal Executive Officer)

/s/ William G. Quigley, III	Executive Vice President & Chief Financial Officer (Principal Financial Officer)	November 17, 2014
William G. Quigley, III

/s/ Rodney R. Filcek	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 17, 2014
Rodney R. Filcek

/s/ Virginia A. Kamsky	Director	November 17, 2014
Virginia A. Kamsky

/s/ Terrence J. Keating	Director	November 17, 2014
Terrence J. Keating

/s/ R. Bruce McDonald	Director	November 17, 2014
R. Bruce McDonald

/s/ Mark A. Schulz	Director	November 17, 2014
Mark A. Schulz

/s/ Keith E. Wandell	Director	November 17, 2014
Keith E. Wandell